EXHIBIT 107

Calculation of Filing Fee Table

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

Airship AI Holdings, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock	457(o)
	Equity	Preferred Stock	457(o)
	Debt	Debt Securities	457(o)
	Other	Warrants	457(o)
	Other	Units	457(o)
	Unallocated (Universal Shelf)	—	457(o)	$50,000,000	N/A(2)	$50,000,000	0.0001531	$7,655

			Total Offering Amounts			$50,000,000		$7,655
			Total Fees Previously Paid					—
			Total Fee Offsets					—
			Net Fees Due					$7,655

(1)

The securities registered hereunder include such indeterminate number of (a) common stock, par value $0.0001 per share, (b) preferred stock, par value $0.0001 per share, (c) debt securities, (d) warrants to purchase common stock, preferred stock and/or debt securities of the registrant, and (e) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per unit and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specific as to each class of security pursuant to Instruction 2(A)(ii)(b) to Item 16 of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.